UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)
August 25, 2005

WHERIFY WIRELESS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-24001	76-0552098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Bridge Parkway, Suite 201, Redwood Shores, California	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code
(650) 551-5277

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ÿ☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ÿ☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ÿ☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ÿ☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors;
Appointment of Principal Officers

On August 25, 2005, the Board of Directors of Wherify Wireless, Inc. ("Wherify") appointed Reginald Brown, Wade Fenn and John Micek III as members of the Audit Committee of the Board of Directors, and Reginald Brown was appointed as the Chairman of the committee. In addition, the Board adopted the Audit Committee Charter, a copy of which is attached as Exhibit 99.1. The purpose of the Audit Committee is to assist Wherify's directors in their oversight of (a) the integrity of Wherify's financial statements, (b) the accounting and financial reporting processes and the audits of Wherify's financial statements, (c) Wherify's compliance with legal and regulatory requirements, (d) the independent auditors' qualifications and independence, and (e) the performance of Wherify's internal audit function and independent auditors.

Also on August 25, 2005, the Board of Directors established a Compensation Committee of the Board of Directors to assist the Board of Directors in fulfilling its oversight responsibilities relating to executive compensation. The Board appointed Reginald Brown, Wade Fenn and John Micek III as the initial members of the Compensation Committee, and John Micek III was appointed as the Chairman of the committee. In connection with this action, the Board of Directors adopted the Compensation Committee Charter, a copy of which is attached as Exhibit 99.2.

Item 5.05.	Amendments to the Registrant's Code of Ethics, or Waiver of a Provision of the Code of Ethics

On August 25, 2005, the Board of Directors of Wherify adopted (a) the Code of Business Conduct and Ethics and (b) the Code of Ethics for Chief Executive Officer and Senior Financial Offices attached as Exhibit 14.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits.

Exhibit Number	Description
14.1	Code of Business Conduct and Ethics and Code of Ethics for Chief Executive Officer and Senior Financial Officers
99.1	Audit Committee Charter
99.2	Compensation Committee Charter

SIGNATURES

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, THE REGISTRANT HAS DULY CAUSED THIS REPORT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

WHERIFY WIRELESS, INC.

Date: August 25, 2005	By:	/s/ John Davis
John Davis
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
14.1	Code of Business Conduct and Ethics and Code of Ethics for Chief Executive Officer and Senior Financial Officers
99.1	Audit Committee Charter
99.2	Compensation Committee Charter